UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A amends the Current Report on Form 8-K filed by First Niagara Financial Group, Inc. (“Company”) on April 27, 2011 (“Original 8-K”) and updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results from the Company’s 2011 Annual Meeting of Stockholders held on April 26, 2011 (“2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Compensation Committee of the Board of Directors (“Committee”) regarding how frequently it will conduct non-binding advisory votes on the compensation paid to the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company’s named executive officers (“say on pay”) held at the 2011 Annual Meeting, stockholders voted in favor of holding say on pay votes annually. Accordingly, in light of this result and other factors considered by the Committee, the Committee has determined that the Company will hold advisory say on pay votes on an annual basis until the next required vote on the frequency of such say on pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: May 27, 2011

By:/s/ John Mineo
John Mineo
Corporate Secretary
(Duly authorized representative)